                                                                  EXHIBIT 99(E)


     THIS WARRANT AND THE SECURITIES THAT MAY BE ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SECURITIES THAT MAY BE ACQUIRED UPON THE EXERCISE OF THIS WARRANT MAY BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER PROVISIONS OF THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS; AND IN THE CASE OF ANY EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THE WARRANT OR THE OTHER SECURITIES.

     WARRANT TO PURCHASE FORTY THOUSAND (40,000) SHARES OF COMMON STOCK OF
                              ORGANOGENESIS INC.



Warrant No. 2                                         Void After March 25, 2001

                     ____________________________________


     THIS CERTIFIES THAT, for value received, Reedland Capital Partners of 23 Tamal Vista Boulevard, Suite 201, Corte Madera, California ("RCP") or assigns (RCP, or such assigns who may be the registered holder or holders hereof, are hereinafter referred to as the "Holder") is entitled to subscribe for and purchase Forty Thousand (40,000) shares of the fully paid and nonassessable Common Stock (as adjusted pursuant to Section 4 hereof, hereinafter, the "Shares") of ORGANOGENESIS INC., a Delaware corporation (hereinafter, the "Company"), at the price of $36.00 per share (such price and such other price as shall result, from time to time, from the adjustments specified in Section 4 hereof is herein referred to as the "Exercise Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, the term "Common Stock" shall mean the Company's presently authorized Common Stock, $.01 par value per share, and any stock into which such Common Stock may hereafter be exchanged.

     By acceptance of this Warrant the Holder agrees to comply with the terms, conditions and obligations imposed by the Agreement.


     1.  Term.  The purchase right represented by this Warrant is exercisable,
         ----
in whole or in part, at any time or from time to time prior to 5:00 p.m. Boston time on March 25, 2001.


     2.  Method of Exercise; Payment; Issuance of New Warrant.
         ----------------------------------------------------

           (a) Subject to the terms hereof, the purchase right represented by this Warrant may be exercised by the Holder hereof, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by the
---------
payment to the Company, pursuant to Section 2(b) below, of an amount equal to then applicable Exercise Price per share multiplied by the number of Shares then being purchased. Certificates for the Shares purchased shall be delivered to the Holder hereof within 30 days of the date of exercise and, unless this Warrant has been fully exercised or expired, a new Warrant representing the unexercised portion shall also be issued to the Holder hereof within such 30 day period.


           (b)  Method of Payment.  Payment shall be made (i) by check payable
                -----------------
to the Company, or (ii) by wire transfer in accordance with the Company's written instructions, or (iii) as follows: the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

                    X = Y (A-B)
                        -------
                          A

where X =  the number of shares to be issued to the Holder pursuant to this
           Section 2.

      Y = the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 2.

      A = the fair market value of one share of Common Stock, as determined in good faith by the Board, as at the time the net issue election is made pursuant to this Section 2.

      B = the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 2.

           The Board shall promptly respond in writing to an inquiry by the Holder as to the fair market value of one share of Common Stock.

     3.    Stock Fully Paid; Reservation of Shares.  All Shares which may be
           ---------------------------------------
issued pursuant to this Warrant, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restriction on transfer provided for herein or under applicable federal and state securities laws. While this Warrant is outstanding, the Company shall at all times have authorized, and reserved for the purpose of the issue pursuant to this Warrant, a sufficient number of shares of the Common Stock to provide for the exercise of the purchase right represented by this Warrant.

     4.  Adjustment of Warrant Price and Number of Shares.  The number and kind
         ------------------------------------------------
of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          (a) Reclassification, Consolidation or Merger.  In the case of any
              -----------------------------------------
reclassification or change of the Common Stock issuable upon exercise of this Warrant, the Company shall execute a new Warrant, providing that the Holder of this Warrant shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the number and kind of shares of stock, other securities, money or property receivable upon such reclassification or change in respect of one share of the Common Stock. Such new Warrant shall provide for further adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section.

          (b) Split, Subdivision or Combination of Shares. If the Company at any
              -------------------------------------------
time while this Warrant remains outstanding shall split, subdivide or combine its Common Stock, the Exercise Price shall be proportionately decreased in the case of a split or subdivision and increased in the case of a combination.

          (c) Stock Dividends.  If the Company at any time while this Warrant is
              ---------------
outstanding shall pay a dividend with respect to the Common Stock payable in, or make any other distribution with respect to the Common Stock (except any distribution specifically provided for in Section 4(a) or 4(b) above) of, shares of the Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of the shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of the Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of the Common Stock outstanding immediately after such dividend or distribution.

          (d) Adjustment of Number of Shares.  Upon each adjustment in the
              ------------------------------
Exercise Price, the number of Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction (i) the numerator of which shall be the Exercise Price immediately prior to such adjustment, and (ii) the denominator of which shall be the Exercise Price immediately after such adjustment.

     5.  Transferability.  The Holder hereby acknowledges that neither this
         ---------------
Warrant nor any of the securities that may be acquired upon exercise of this Warrant have been registered under the Securities Act of 1933, as amended, or under the securities laws of any state. The Holder acknowledges that, upon exercise of this Warrant, the securities to be issued upon such exercise may come under applicable federal and state securities (or other) laws requiring registration, qualification or approval of governmental authorities before such securities may be validly issued or delivered upon notice of such exercise. The Company's sole obligation to any Holder upon exercise hereof shall be to use its best efforts to obtain exemptions from registration or qualification for the issuance of such securities under applicable state and federal securities (or other) laws, and the Holder further agrees that the issuance of such securities shall be deferred until such exemptions shall have been obtained. With respect to any such securities, this Warrant may not be exercised by, and securities shall not be issued to, any Holder in any state in which such exercise would be unlawful. The Holder agrees that the Company may place such legend or legends on certificates representing securities issued upon exercise of this Warrant as the Company may reasonably deem necessary to comply with applicable state and federal securities laws for the issuance of such securities. The provisions of this Section shall apply to the transfer of this Warrant and the shares of Common Stock purchasable upon exercise of this Warrant.

     6.  Notice of Adjustments.  Whenever any Exercise Price shall be adjusted
         ---------------------
pursuant to Section 4 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price or Exercise Prices after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant.

     7.  Fractional Shares.  No fractional shares of the Common Stock shall be
         -----------------
issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

     8.  Prior Notice of Certain Events.  The Company shall give the Holder of
         ------------------------------
this Warrant prior written notice of any of the following transactions: (a) any consolidation, merger or other corporate reorganization involving the Company;
(b) any transaction or series of related transactions by the Company in which in excess of 50% of the Company's voting power is transferred; (c) any reclassification of the Common Stock; or (d) a sale of all or substantially all of the assets of the Company. Such notice shall be given to the Holder not later than the earlier of (x) 20 days prior to the consummation of the transaction, or (y) 15 days prior to the record date for shareholders entitled to vote on or participate in the transaction. Such notice shall provide the Holder with a description of the transaction. The Holder may, by so stating in its notice of exercise, make any exercise of its rights under this Warrant to purchase Shares for the Exercise Price effective immediately prior to but conditional upon, the consummation of any such transaction.

     9.  No Rights of Shareholders.  No Holder of this Warrant shall be entitled
         -------------------------
to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise thereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein. Immediately upon any exercise of this Warrant, and without waiting for the certificates for such Shares to be issued and delivered, the Holder shall be deemed to be the record holder of, and to have all rights of a shareholder with respect to, the Shares issuable upon such exercise.

     10.  Notices.  All notices and other communications from the Company to the
          -------
Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, or sent by telecopier, facsimile machine or telex to such address as may have been furnished to the Company in writing by such Holder or, until any such Holder furnishes to the Company an address, then to, and at the address of, the last Holder of this Warrant who has so furnished an address to the Company.

     11.  Transfer.  Subject to the provisions of this Warrant and the
          --------
Agreement, including without limitation the provisions of Section 5 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the registered Holder thereof in person or by a duly authorized attorney, upon surrender of this Warrant together with an Assignment in the form attached hereto as Exhibit B properly endorsed. Until
                                          ---------
transfer hereof on the registration books of the Company, the Company may treat the registered Holder hereof as the owner hereof for all purposes. Any transferee of this Warrant and any rights hereunder, by acceptance thereof, agrees to assume all of the obligations of a Holder thereunder and to be bound by all of the terms and provisions of the Agreement.

     12.  Miscellaneous.  In case any provision of this Warrant shall be
          -------------
invalid, illegal or unenforceable, or partially invalid, illegal or unenforceable, the provision shall be enforced to the extent, if any, that it may legally be enforced and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Warrant and any term hereof may be changed, a waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements. This Warrant shall be governed by and construed in accordance with the domestic substantive laws (and not the conflict of law rules) of The Commonwealth of Massachusetts. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant shall take effect as an instrument under seal.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of this 26th day of March, 1998.


                                    ORGANOGENESIS INC.


                                    By:_________________________________________
                                       David T. Rovee, President

                                   EXHIBIT A
                                   ---------

                              NOTICE OF EXERCISE
                              ------------------

TO:  ORGANOGENESIS INC.

     1. The undersigned hereby elects to purchase _____________________ shares of the Common Stock of ORGANOGENESIS INC. pursuant to the terms of the attached Warrant, and tenders herewith ____________________________________ ($_______) in payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.

     2. Please issue a certificate or certificates representing said shares of the Common Stock in the name of the undersigned or in such other name as is specified below:

                          __________________________
                                    (Name)

                          __________________________

                          __________________________
                                   (Address)

     3. The undersigned represents that the aforesaid shares of the Common Stock are being acquired solely for his own account (or a trust account if the holder is a trust) and not as a nominee for any other party, for investment only and not with a view toward the resale or distribution thereof and that the undersigned has no present intention of reselling, granting any participation in or otherwise distributing such shares.

Date:______________________                 By:_________________________________

                                    (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

                                   EXHIBIT B
                                   ---------

                              FORM OF ASSIGNMENT
                              ------------------

     The undersigned holder of this Warrant hereby sells, assigns and transfers to ____________________________ all of the rights of the undersigned under this Warrant with respect to ________________________ (________) shares of the Common Stock of ORGANOGENESIS INC. and requests that a new Warrant of like tenor evidencing this assignment be issued and delivered to ___________________________________ with an address at ________________________.

                                    ____________________________________________

                                    By:_________________________________________

                                    (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)